Exhibit 10.2

EXECUTION COPY

TCF FINANCIAL INCENTIVE STOCK PROGRAM

PERFORMANCE BASED AND EMPLOYMENT VESTED RESTRICTED STOCK AGREEMENT

PRS No. 6

Shares of Performance Based and Employment Based Restricted Stock are hereby awarded effective on March 10, 2014 by TCF Financial Corporation (“TCF Financial”) to an account in the trust hereinafter described in the name of William A. Cooper (the “Grantee”), in accordance with the following terms and conditions:

1.                                    Share Award.  TCF Financial hereby awards to the Grantee’s account in the Trust (the “Trust”) for the TCF Employees Deferred Stock Compensation Plan (the “Plan”), 500,000 shares (the “Deferred Shares”) of Common Stock, par value $.01 per share (“Common Stock”), of TCF Financial pursuant to the TCF Financial Incentive Stock Program (the “Program”), upon the terms and conditions therein and hereinafter set forth.  A copy of the Program as currently in effect is incorporated herein by reference and is attached hereto.  The Deferred Shares shall be issued in the name of the trustee under the Trust (the “Trustee”) for the account of the Grantee, and shall be held by the Trustee pursuant to the terms of the Trust and this Agreement.  The Grantee’s rights to the Deferred Shares shall be subject to the terms of the Plan, the Program and this Agreement.

2.                                    Restrictions on Transfer and Restricted Period.

a.                                     Beginning on the date of this Agreement (the “Commencement Date”) and prior to the end of the Restricted Period (as defined in subparagraph b.), the Deferred Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Trustee (except that the Trustee may transfer Deferred Shares to a successor Trustee or as provided in Section 2.3 of the Trust in the event of insolvency) (the “Restrictions”), except to TCF Financial or as hereinafter provided.

b.                                    The “Restricted Period” is the period beginning on the Commencement Date and expiring upon the lapse of the Restrictions pursuant to the terms of paragraph 5 hereof.

c.            The Committee referred to in section 2 of the Program or any of its successors (the “Committee”) shall not have any authority to accelerate the time at which any or all of the Restrictions in subparagraph a. shall lapse with respect to any of the Deferred Shares, or to remove any or all such Restrictions, except as the Committee determines shall not result in adverse tax consequences to the Grantee under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

3.                                    Vesting; Performance Criteria; and Employment criteria.  Except as otherwise provided in subparagraphs b., c. and d. below, vesting of the Deferred Shares shall be dependent upon both (i) achievement of the Performance Goal specified in subparagraph a. below (the “Performance Criteria”), and (ii) Grantee’s continued employment with TCF Financial or any of its successors through the end of the vesting periods described in subparagraph a. below (the “Employment Criteria”).

a.            If, for any calendar year beginning with the 2014 calendar year and ending with the 2017 calendar year, TCF Financial’s Pre-tax, Pre-Provision Return on Assets (“PPROA”) as determined by the Committee is in the first or second quartile of TCF Financial’s Peer Group (as defined below in this subparagraph a.) for such calendar year (the “Performance Goal”), then 50% of the Deferred Shares (250,000 Deferred Shares) will vest on the later of (i) completion of such calendar year and the Committee’s certification that the Performance Goal has been achieved, or (ii) January 1, 2017 subject to Grantee’s continued employment with TCF Financial or any of its successors through December 31, 2016, and the remaining 50% of the Deferred Shares (250,000 Deferred Shares) will vest on the later of (i) completion of such calendar year and the Committee’s certification that the Performance Goal has been achieved, or (ii) January 1, 2018 subject to Grantee’s continued employment with TCF Financial or any of its successors through December 31, 2017.  PPROA for any year will be calculated as provided in TCF Financial’s annual Management Incentive Plan for 2014, including exclusion of extraordinary items and results from any businesses newly acquired or commenced by TCF Financial (or its subsidiaries) during any calendar year.  The “Peer Group” shall mean, for any calendar year with respect to which the PPROA is calculated for the purpose of determing whether the Performance Goal was satisfied, all publicly-traded banks and thrift institutions with assets between $10 billion and $50 billion as of September 30th of the immediately preceding calendar year that report at least one quarter of earnings results for that calendar year by January 31 of the following year.  The Committee has authority to make interpretations under this Plan and to approve the calculations made in accordance with paragraph 3.

b.            Notwithstanding the foregoing, if prior to a “change in control” (as defined in paragraph 10), TCF Financial terminates the employment of Grantee without Cause (as defined in subparagraph e. below) or Grantee terminates his employment with TCF Financial for Good Reason (as defined in subparagraph e. below), then the Employment Criteria for vesting the Deferred Shares is waived and shall no longer be a condition to vesting.  In such event, all unvested Deferred Shares will vest when and if the Performance Goal has been satisfied for any calendar year during the period 2014 -  2017.

c.            Notwithstanding the foregoing, upon the occurrence of a “change in control” (as defined in paragraph 10), the Performance Criteria for vesting the Deferred Shares is waived and shall no longer be a condition to vesting.  In such event, 50% of the

Deferred Shares (250,000 Deferred Shares) will vest on January 1, 2017 subject to Grantee’s continued employment with TCF Financial or any of its successors through December 31, 2016, and 50% of the Deferred Shares (250,000 Deferred Shares) will vest on January 1, 2018 subject to Grantee’s continued employment with TCF Financial or any of its successors through December 31, 2017.  In addition and notwithstanding the foregoing, if upon or after the occurrence of a “change in control” (as defined in paragraph 10), Grantee’s employment with TCF Financial or any of its successors is terminated without Cause by TCF Financial or any of its successors or by Grantee for Good Reason, then the Employment Criteria for vesting the Deferred Shares is also waived and shall also no longer be a condition to vesting. In such event, all of the unvested Deferred Shares will vest on the date of such termination of employment.

d.                                   Upon Grantee’s death or Disability (as defined in the Program), a Pro Rata Number (as defined in this subparagraph d.) of the unvested Deferred Shares shall vest and the balance of the unvested Deferred Shares shall immediately be forfeited.  The term “Pro Rata Number” means (i) if Grantee’s death or Disability occurs prior to December 31, 2016, (A) 250,000 Deferred Shares multiplied by a fraction, the numerator of which is the number of complete months from January 1, 2014 until Grantee’s death or Disability and the denominator of which is 36, plus (B) 250,000 Deferred Shares multiplied by a fraction, the numerator of which is the number of complete months from January 1, 2014 until Grantee’s death or Disability and the denominator of which is 48; or (ii) if Grantee’s death or Disability occurs after December 31, 2016 the number of unvested Deferred Shares at the time of Grantee’s death or Disability (without giving effect to this subparagraph d.) multiplied by a fraction, the numerator of which is the number of complete months from January 1, 2014 until Grantee’s death or Disability and the denominator of which is 48.

e.                                     A termination by TCF Financial shall be considered to have been made for “Cause” in the event that it is considered a termination for “Cause” under the terms of that certain Amended and Restated Employment Agreement dated as of the same date hereof.  A termination by Grantee shall be considered to have been made for “Good Reason” in the event it is considered a termination for “Good Reason” under the terms of that certain Amended and Restated Employment Agreement dated as of the same date hereof.

Deferred Shares that have vested pursuant to the terms of this paragraph 3 shall be referred to as “Vested Deferred Shares.”  The date that any Deferred Shares vest shall be referred to as the “Vesting Date” with respect to such Vested Deferred Shares.  Restrictions on the Vested Deferred Shares will lapse on the Vesting Date pursuant to paragraph 5 hereof.

4.            Forfeiture.  All rights of the Grantee to Deferred Shares that have not vested in accordance with paragraph 3 shall terminate and be forfeited effective as of January 1, 2018.

5.                                    Lapse of the Restrictions.  The Restrictions shall lapse on the Vesting Date.

6.                                    Certificates for Shares.  TCF Financial shall issue one or more certificates in respect of the Deferred Shares in the name of the Trustee, who shall hold such certificate(s) on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Deferred Shares represented thereby.  Certificate(s) for Deferred Shares subject to a Restricted Period shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the TCF Financial Incentive Stock Program (the “Program”) and certain Agreements entered into among one or more Participants (as defined in the Program), The First National Bank in Sioux Falls and TCF Financial Corporation.  Copies of such Program and Agreements are on file in the offices of the Secretary of TCF Financial Corporation, 200 Lake Street East, Wayzata, MN  55391.”

The Trustee shall, if requested by TCF Financial, execute a stock power endorsed in blank with respect to any Deferred Shares held by the Trustee.

7.                                    Trustee to Exercise Rights in Deferred Shares.  Except as otherwise provided herein, during the Restricted Period, the Trustee shall exercise the rights as the stockholder with respect to the Deferred Shares including the right to vote the Deferred Shares.  Deferred Shares held in the Trust shall be subject in all respects to the terms of the Trust, including (but not limited to) the provisions which make such Deferred Shares subject to the claims of creditors in the event of insolvency of TCF Financial, provisions which prohibit any sales of Deferred Shares while held by the Trust and provisions which require distribution of Deferred Shares by the Trust.  The Trustee hereby irrevocably and unconditionally assigns to TCF Financial any and all cash and non-cash dividends and other distributions paid with respect to the Deferred Shares that are not Vested Deferred Shares during the Restricted Period.

8.                                    Expiration of Restricted Period.  Upon the expiration of the Restricted Period with respect to any Deferred Shares, TCF Financial shall redeliver to the Trustee for the Grantee’s account the certificate(s) for Deferred Shares with respect to which Restricted Period has expired without the restrictive legend provided for in paragraph 6 above.  The Trustee shall then  distribute the Deferred Shares pursuant to the provisions of the Plan.  The Trustee and TCF Financial shall accomplish such distribution by sending the certificates for the Deferred Shares which are to be distributed to TCF Financial’s transfer agent, with instructions to reissue them in the name of the Grantee.  The Trustee shall promptly deliver the certificates for any Deferred Shares that are forfeited under paragraph 4 to TCF Financial for cancellation.

9.                                    Adjustments for Changes in Capitalization of TCF Financial.  In the event of any change in the outstanding Common Stock of TCF Financial by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate structure of TCF Financial or in the shares of Common Stock, or in the event of any issuance of preferred stock or other change in the capital structure of

TCF Financial which the Committee deems significant for purposes of this Agreement, the number and class of Deferred Shares covered by this Agreement shall be appropriately adjusted by the Committee, whose determination of the appropriate adjustment, or whose determination that there shall be no adjustment, shall be conclusive.  Any Deferred Shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee or the Trustee subject to the restrictions contained in subparagraph 2.a. above also shall be subject to the Restrictions for the Restricted Period and the certificate or other instruments representing or evidencing such Deferred Shares or securities shall be legended and deposited with TCF Financial or the Trustee in the manner provided in paragraph 6 above.

10.                            Change in Control.  Each of the events specified in the following clauses (a) through (c) of this paragraph 10 shall be deemed a “change in control” of TCF Financial:

a.                                     Any “person”, as defined in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of TCF Financial representing fifty percent (50%) or more of the combined voting power of TCF Financial’s then outstanding securities (for purposes of this subparagraph a, the term “beneficial owner” does not include any employee benefit plan maintained by TCF Financial that invests in TCF Financial’s voting securities); or

b.            During any period of two (2) consecutive years there shall cease to be a majority of TCF Financial’s Board of Directors (the “Board”) comprised as follows: individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by TCF Financial’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

c.                                     The stockholders of TCF Financial approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of TCF Financial or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of TCF Financial approve a plan of complete liquidation of TCF Financial or an agreement for the sale or disposition by TCF Financial of all or substantially all TCF Financial’s assets; provided, however, that no change in control will be deemed to have occurred until such merger, consolidation, sale or disposition of assets, or liquidation is subsequently consummated.

11.                            Delivery and Registration of Shares of Common Stock.  TCF Financial’s obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such shares of Common Stock are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), or any other federal, state, or local securities law or regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of such shares of Common Stock or other action eliminating the necessity of such representation under the Securities Act or other securities law or regulation.  TCF Financial shall not be required to deliver any shares of Common Stock under the Program or the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which the Common Stock may be listed, and (ii) the completion of such registration or other qualification of such Shares under state or federal law, rule, or regulation, as the Committee shall determine to be necessary or advisable.

12.                            Program and Plan Controlling.  The Deferred Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Program and the Plan, which are controlling.  All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or his legal representatives with regard to any question arising hereunder or under the Program and the Plan.

13.         Grantee Service.  Nothing in this Agreement shall limit the right of TCF Financial or any of its subsidiaries or affiliates to terminate the Grantee’s service as a director, officer, or employee, or otherwise impose upon TCF Financial or any of its subsidiaries or affiliates any obligation to employ or accept the services of the Grantee.

14.                            Grantee Acceptance.  The Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy hereof to TCF Financial.

15.                            Legal Compliance.  This agreement shall be interpreted, administered and construed, and deemed amended, as the Committee in good faith determines necessary to comply with all current and future laws, rules and regulations applicable to TCF Financial, its subsidiaries, or affiliates.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this PERFORMANCE BASED AND EMPLOYMENT BASED RESTRICTED STOCK AGREEMENT and NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT to be executed as of the date first above written.

TCF FINANCIAL CORPORATION

By: /s/ Joseph T. Green

Title: Senior Vice President, General Counsel and Secretary

ACCEPTED (“Grantee”):

/s/ William A. Cooper
William A. Cooper

200 Lake Street East
(Street Address)

Wayzata, MN 55391
(City, State and Zip Code)

TRUSTEE:
THE FIRST NATIONAL BANK IN SIOUX FALLS

By:	/s/ Thomas F. Benz

Title:	/s/ Vice President/Trust Officer